SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2005

SITI-Sites.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-15596 (Commission File Number)	75-1940923 IRS Employer Identification No.)

47 Beech Road, Englewood, New Jersey (Address of principal executive offices)	07631 (Zip Code)

111 Lake Avenue, Suite #7, Tuckahoe, New York (Address of Chief Financial Officer)	10707 (Zip Code)

Registrant’s telephone number, including area code (212) 925-1181

(Former name or former address, if changed since last report)

ITEM 2.01 ACQUISITION OR DISPOSITION OF CERTAIN ASSETS

          Effective January 6, 2005, Siti-Sites.com, Inc, (“Siti”, the “Company”) completed another round of financing by the major investors of the Company in order to finance its operating and litigation costs. Certain investors including Chairman Lawrence Powers purchased a total of 1,700,000 shares at $.05 per share. The shares purchased by the major investors were not registered under the Securities Act of 1933, were purchased for investment and are not readily marketable, which factors generally result in discounts in purchase value. However, no discounts were taken and, at the time of the investment, the stock was trading at approximately $.02 per share for seven days preceding this transaction.

          The following is a list of the participants:

Name	Shares Purchased	Amount

Lawrence M. Powers	800,000	$40,000
Robert Ingenito	300,000	$15,000
John DiNozzi	300,000	$15,000
John Iannitto	150,000	$7,500
Steven Gross	150,000	$7,500

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 13, 2005

SITI-Sites.com, Inc.

By	/s/ Lawrence M. Powers —————————— Lawrence M. Powers Chief Executive Officer and Chairman of the Board of Directors